UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021

Decarbonization Plus Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2744 Sand Hill Road, Suite 100
Menlo Park, CA		94025
(Address of principal executive offices)		(Zip Code)

(212) 993-0076

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	DCRBU	Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	DCRB	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DCRBW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 11, 2021, the Board of Directors (the “Board”) of Decarbonization Plus Acquisition Corporation (the “Company”), in consultation with management of the Company and upon the recommendation of the Audit Committee of the Board, concluded that it is appropriate to restate (i) the Company’s previously issued audited financial statements as of December 31, 2020 and for the year ended December 31, 2020, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2021 and (ii) certain items on the previously issued balance sheet dated as of October 22, 2020, the date the Company’s initial public offering (the “Public Offering”) closed, that were previously reported on a Current Report on Form 8-K, filed with the SEC on October 28, 2020 (the “Relevant Periods”).

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 11,286,251 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its Public Offering and (ii) the 6,514,500 redeemable warrants that were issued to the Company’s sponsor, independent directors and WRG DCRB Investors, LLC, an affiliate of the Company’s chief executive officer in private placements that closed concurrently with the closing of the Public Offering and the sale of over-allotment units to the Public Offering underwriters (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”). The Company previously accounted for the Warrants as components of equity. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the Warrant.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Public Offering) and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statement of operations in the period of change.

As a result, the Company today is announcing that it will restate its historical financial results for the Relevant Periods, in each case to reflect the change in accounting treatment (the “Restatement”). The Company is filing its Form 10-K/A for the year ended December 31, 2020 to reflect the Restatement contemporaneously with the filing of this Form 8-K.

The Company’s prior accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

The Audit Committee and the Company’s management have discussed the matters disclosed pursuant to this Item 4.02(a) with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021

DECARBONIZATION PLUS ACQUISITION CORPORATION

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Chief Financial Officer, Chief Accounting Officer and Secretary

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